Exhibit 2(d)(3)


                      FORM OF NOTICE OF GUARANTEED DELIVERY
                          FOR SHARES OF COMMON STOCK OF
                         THE HIGH YIELD PLUS FUND, INC.

                               ------------------

  THIS FORM IS TO BE USED ONLY BY NEW YORK STOCK EXCHANGE MEMBER FIRMS, BANKS,
    TRUST COMPANIES, OR OTHER FINANCIAL INSTITUTIONS THAT ARE MEMBERS OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION
                     PROGRAM OR THE NEW YORK STOCK EXCHANGE
                          MEDALLION SIGNATURE PROGRAM.

                               -------------------

As set forth in the Prospectus under "The Offer--Payment for Shares," this form or one substantially equivalent hereto, may be used as a means of effecting the subscription and payment for all shares of Common Stock (the "Shares") of The High Yield Plus Fund, Inc. (the "Fund") subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege, as such terms are defined in the Prospectus. This form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:

                       STATE STREET BANK AND TRUST COMPANY
                   CST - CORPORATION REORGANIZATION DEPARTMENT

 BY FIRST CLASS MAIL                  BY HAND                BY EXPRESS MAIL
c/o Boston EquiServe             c/o Boston EquiServe       OR OVERNIGHT COURIER
  P.O. Box _____               55 Broadway, 3rd Floor      c/o Boston EquiServe
______, MA ______               New York, NY 10006          150 Royall Street
                                                              Canton, MA 02021
                                  BY FACSIMILE
                                (617) ___________

                           CONFIRMED BY TELEPHONE TO:
                              (617) ______________

             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS
              SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         The bank, trust company or New York Stock Exchange member firm which completes this form must communicate the guarantee and the number of Shares subscribed for (pursuant to both the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery to the Subscription Agent of (a) prior to 5:00 p.m., Eastern time, on the Expiration Date (January ____, 1999). This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (a) by the third business day following the Expiration Date (i) a properly completed and executed Subscription Certificate and (ii) delivery of payment in full of the Estimated Subscription Price for all subscribed Shares; and (b) payment in full of any additional amount required to be paid if the Subscription Price as determined on the Expiration Date is in excess of the Estimated Subscription Price (which payment, if any, must then be delivered no later than the close of business on February __, 1999, the [seventh] business day after the Confirmation Date of February 12, 1999, unless the offer is extended). Failure to so deliver this Notice or to make the delivery Guaranteed herein will result in a forfeiture of the Rights.

                                    GUARANTEE

         The Undersigned, a bank or trust company having an office or correspondent in the United States, or a New York Stock Exchange member firm, hereby guarantees delivery to the Subscription Agent of (a) by 5:00 p.m., Eastern time on the third business day after the Expiration Date (i) a properly completed and executed Subscription Certificate and (ii) payment of the full
Estimated Subscription Price for Shares subscribed for pursuant to the Primary Subscription and, if applicable, the Over-Subscription Privilege, as such subscription for Shares is indicated herein and in the Subscription Certificate and (b) by no later than 5:00 p.m., Eastern time, on February ___, 1999, the [seventh] business day after the Confirmation Date, of February 12, 1999, unless the offer is extended, of any additional amount required to be paid if the Subscription Price as determined on the Expiration Date is in excess of the Estimated Subscription Price.



                                                                                    Broker Assigned Control # _______

                         THE HIGH YIELD PLUS FUND, INC.

Primary Subscription             Number of Rights to be       Number of Shares             Payment to be made in
                                 exercised                    subscribed for pursuant to   connection with Shares
                                                              the Primary Subscription     subscribed for pursuant to
                                                              for which your are           the Primary Subscription
                                                              guaranteeing delivery of     at the Estimated
                                                              Rights and Payment           Subscription Price.
                                 _________Rights =            _________ Shares             $___________

Over-Subscription                                             Number of Shares             Payment to be made in
                                                              subscribed for pursuant to   connection with Shares
                                                              the Over-Subscription        subscribed for pursuant to
                                                              Privilege for which you      the Over-Subscription
                                                              are guaranteeing payment     Privilege at the Estimated
                                                                                           Subscription Price.
                                                              _________ Shares             $___________

Totals                           Total Number of Rights to    Total number of Shares       Total Payment
                                 be delivered                 requested
                                 _________Rights              _________Shares              $__________

Method of delivery (circle one)
A.       Through The Depository Trust Company ("DTC")
B.       Direct to State Street Bank and Trust Company, as Subscription Agent.  Please reference below the registration of the Rights to be delivered

                                               -----------------------
                                               -----------------------
                                               -----------------------

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Shares subscribed for pursuant to the Over-Subscription Privilege and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a Nominee Holder Over-Subscription Form.



-----------------------------------      ---------------------------------------
Name of Firm                             Authorized Signature

-----------------------------------      ---------------------------------------
DTC Participant Number                   Title

-----------------------------------      ---------------------------------------
Address                                  Name (Please Type or Print)

-----------------------------------      ---------------------------------------
Zip Code                                 Phone Number

-----------------------------------      ---------------------------------------
Contact Name                             Date

                   NOTICE OF GUARANTEED DELIVERY INSTRUCTIONS

         A Notice of Guaranteed Delivery may be submitted if the Notice is received by the Subscription Agent by 5:00 p.m., New York City Time, on the Expiration Date or as directed in the Prospectus.

BROKER ASSIGNED CONTROL NUMBER:

         In order to properly track incoming guarantees on the Expiration Date, we are requiring that each guarantee submitted be assigned a unique control number. Each person in the Reorganization Department should assign his or her own unique number (i.e. the sixth item delivered by Paul in the Reorganization Department at XYZ Securities, could have a control number of XYZPaul6). It is the individual firm's responsibility to ensure that the control numbers are not duplicated as the firm will be held responsible for any losses incurred due to duplication.

ITEM 1.  THE PRIMARY SUBSCRIPTION

         Indicate the Rights exercised and Shares requested with the corresponding dollar amount. Please note, by completing Item 1 you are exercising Primary Subscription Rights. If the Rights had previously been exercised through DTC do not complete this portion.

ITEM 2.  THE OVER-SUBSCRIPTION PRIVILEGE

         Indicate the Shares requested and the corresponding dollar amount.

ITEM 3.  TOTALS

         Total the Rights and payment which the Subscription Agent will receive from you on the designated dates.

METHOD OF DELIVERY

         Indicate how the Rights will be delivered to the Subscription Agent. If Subscription Certificates are to be delivered directly to the Subscription Agent, please provide the registration of such Certificates.